UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to (§)240.14a-12

Nasdaq, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Nasdaq, Inc. (“Nasdaq”) is filing Definitive Additional Materials contained in this Schedule 14A with the United States Securities and Exchange Commission in connection with the solicitation of proxies from its employee shareholders for its Annual Meeting of Shareholders, which meeting is to be held virtually on June 22, 2022 at 8:00 a.m. Eastern Time, at virtualshareholdermeeting.com/NDAQ2022.

The following was posted to Nasdaq’s Internal Website on May 23, 2022.

* * *

Your Vote Matters! 2022 Proxy Statement and Annual Shareholder Meeting

Learn more about our upcoming Annual Shareholder Meeting, which will take place virtually on June 22 at 8:00 a.m. ET

Insider

Monday, May 23, 2022

New this year:

Nasdaq will make a $1 charitable donation to RespectAbility on behalf of each shareholder (that’s YOU) that votes for matters pertaining to our upcoming 2022 Annual Shareholder Meeting. RespectAbility is a diverse, disability-led nonprofit whose mission is to fight stigmas and advance opportunities so people with disabilities can fully participate in all aspects of community. Become an informed shareholder and exercise your right to vote today!

When seeking information about the financial health of a public company, you likely know the Form 10-K or 10-Q is a great place to start. But did you know the proxy statement provides further information about the company’s strategic direction, important business relationships, executive and board compensation practices, and even the qualifications and skill set of each director on the Board?

Required by the SEC, a proxy statement is designed primarily to share important information about matters to be brought forth and voted upon at the next annual shareholder meeting (matters that YOU—as a shareholder—have a right to vote on). Beyond required disclosures, however, our proxy statement provides shareholders with an opportunity to learn more about Nasdaq’s company’s culture, financial and governance highlights, human capital management, and other ESG practices.

If you want to be a curious—and diligent—investor, read the proxy statement.

Nasdaq’s 2022 Proxy Statement and Annual Shareholder Meeting

Nasdaq’s 2022 proxy statement was filed with the SEC on April 28, 2022, as supplemented on May 6, 2022, and our upcoming Annual Shareholder Meeting will take place virtually on June 22 at 8:00 a.m. ET

This year, for every shareholder (if you held any Nasdaq stock as of April 25, that’s you) that votes, Nasdaq will be making a $1 charitable donation to RespectAbility. Not only will your vote be used to determine important business decisions, but it will also contribute to a great cause.

So, where do you get started? This site has everything that you need:

www.nasdaq.com/annual-meeting

Check out the 2022 annual meeting microsite and:

1.	Become an informed shareholder.

Read the proxy statement, get to know our directors, and review the 5 items to be voted upon this year.

2.	Vote!

If you haven’t already done so, take a minute or two to vote online right from the microsite.

Note: you will need to enter your sixteen-digit control number, which you should have received from E*TRADE (on or about May 3, 2022) or other relevant institution.

3.	Access the virtual 2022 Annual Meeting of Shareholders, June 22 at 8:00 a.m. ET.

Join us as Adena and Mike Splinter (the Chair of our Board) review each proposal and address questions directly from shareholders. Our entire Board, as well as other members of our Executive Leadership Team, will also be in attendance. Plus, if you missed the voting window, you have one last chance to do so during the meeting.

4.	Stand by for the results.

Like any election, see how your vote made an impact. The voting results will be made public by June 28, 2022 and will be available on our website.

Questions?

If you have any questions about the proxy statement, the voting process, or the Annual Shareholder Meeting, please contact Erika Moore or [*].